                                                                    EXHIBIT 3.22

                    Name changed to: CHRISTIE ELECTRIC CORP.

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

                             McCOLPIN-CHRISTIE CORP.

                   (To change name to Christie Electric Corp.)

     The undersigned, S. L. CHRISTIE and D. G. DINSMORE, hereby do certify as follows:

     1. They now are, and during all of the times herein mentioned have been, the duly elected and acting president and secretary, respectively, of McColpin-Christie Corp., a California corporation.

     2. The board of directors of McColpin-Christie Corp., at a meeting duly held on April 18, 1956, at which meeting a quorum at all times was present and acting, duly adopted the following resolutions:

          WHEREAS, the board of directors of this corporation deems it to be for the best interests of this corporation and of its shareholders that its corporate name be changed to Christie Electric Corp.;

          NOW, THEREFORE, IT HEREBY IS RESOLVED, that Article FIRST of the articles of incorporation of this corporation, as amended by a certificate of amendment filed in the office of the Secretary of State of California on or about May 26, 1952, be, and it hereby is, amended to read as follows:

               FIRST:  That the name of this corporation shall be

                             CHRISTIE ELECTRIC CORP.

          RESOLVED, FURTHER, that the board of directors hereby adopts and approves said amendment to the articles of incorporation.

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          RESOLVED, FURTHER, that the officers be, and they hereby are, authorized to submit said amendment to the shareholders and to obtain the adoption and approval of said amendment by the vote or written consent of shareholders holding at least a majority of the voting power of this corporation.

          RESOLVED, FURTHER, that the president and secretary be, and they hereby are, authorized and directed to sign, verify, and cause to be filed a certificate of amendment of the articles of incorporation of this corporation, all in conformity with the laws of the State of California.

          RESOLVED, FURTHER, that the officers be, and they hereby are, and each of them hereby is, authorized and directed to perform such acts and to execute such instruments as may be necessary or convenient to make the foregoing resolutions fully effective.

     3. Shareholders of McColpin-Christie Corp. holding more than a majority of the voting power of said corporation consented in writing that the articles of incorporation of said corporation be amended in the manner stated in the resolutions adopted by the board of directors of said corporation, as set forth above. The following is a copy of the written consent signed by said shareholders.

                   CONSENT OF SHAREHOLDERS TO AMENDMENT OF THE

                          ARTICLES OF INCORPORATION OF

                             McCOLPIN-CHRISTIE CORP.

          Each of the undersigned shareholders of McColpin-Christie Corp, a California corporation, hereby

          1. Deems it to be for the best interests of said corporation and of its shareholders that the articles of incorporation of said corporation be amended as stated in this certificate;

          2. Consents that Article FIRST of the articles of incorporation of said corporation, as amended by a certificate of amendment filed in the office of the Secretary of State of California on or about May 26, 1952, shall be amended to read as follows;

               FIRST: That the name of the corporation shall be:

                             CHRISTIE ELECTRIC CORP.

          3. Adopts and approves said amendment of the articles of incorporation of said corporation;

          4. Certifies that on the date of this certificate he held the number of shares of said corporation stated after his signature.

                                                                     Number of
     Signature of Shareholder                Date of Signing        Shares Held
     ------------------------                ---------------        -----------
     /s/ S. L. Christie                      April 25, 1956            2,394
     -----------------------------
     S. L. Christie

     /s/ D. G. Dinsmore                      April 25, 1956              132
     -----------------------------
     D. G. Dinsmore

     /s/ S. L. Christie                      April 25, 1956
     -----------------------------
     S. L. Christie

     /s/ Sigrid Christie                     April 25, 1956
     -----------------------------
     Sigrid Christie

     4. The total number of shares of McColpin-Christie Corp. adopting, approving, and consenting to said amendment of the articles of incorporation, all as stated above, is 3,326.

     5. The total number of shares of McColpin-Christie Corp. entitled to adopt, approve, and consent to the amendment of its articles of incorporation is 5,292.

     Dated: April 25, 1956.

                                                 /s/ S. L. Christie
                                                 -------------------------------
                                                 S. L. Christie, President


                                                 /s/ D. G. Dinsmore
                                                 -------------------------------
                                                 D. G. Dinsmore, Secretary

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STATE OF CALIFORNIA     )
                        )  ss.
County of Los Angeles   )

     S. L. CHRISTIE and. D. G. DINSMORE, being first duly sworn, each for himself deposes and says: S. L. Christie is, and at all tines mentioned in the foregoing certificate of amendment was, the president of McColpin-Christie Corp., the California corporation therein named. D. G. Dinsmore is, and at all times mentioned in the foregoing certificate of amendment was, the secretary of said corporation. I have read the foregoing certificate of amendment. The statements contained in said certificate are true of my own knowledge. The signatures of S. L. Christie and D. G. Dinsmore affixed to said certificate are the genuine signatures of the president and the secretary, respectively, of said corporation.

                                                 /s/ S. L. Christie
                                                 -------------------------------
                                                 S. L. Christie


                                                 /s/ D. G. Dinsmore
                                                 -------------------------------
                                                 D. G. Dinsmore

Subscribed and sworn to before me
me this 25th day of April, 1956.


/s/ Harold S. Nutter
--------------------------------------------
Notary Public in and for the County
of Los Angeles, State of California

My Commission Expires March 20, 1959

           (SEAL)

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